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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the inclusion and incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 26, 2004 relating to the consolidated financial statements of Hexcel Corporation, which report appears in the Hexcel Corporation Annual Report on Form 10-K for the year ended December 31, 2003 (the "Form 10-K"), and the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report relating to the financial statement schedule of Hexcel Corporation, which report also appears in the Form 10-K. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firms" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Stamford, CT
December 3, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM